                                                                    ------------
                                                                    Confidential
                                                                    ------------


                       Presentation Regarding the Sale of


                                [PLAYCORE LOGO]


                                   APRIL, 2000


Donaldson, Lufkin & Jenrette

                                                                 [PLAYCORE LOGO]


TABLE OF CONTENTS


     1       EXECUTIVE SUMMARY

     2       THE SALE PROCESS

     3       PLAYCORE OVERVIEW

     4       THE CHARTWELL PROPOSAL

     5       VALUATION SUMMARY

     6       APPENDIX




Donaldson, Lufkin & Jenrette

                                                                 [PLAYCORE LOGO]

      EXECUTIVE SUMMARY



Donaldson, Lufkin & Jenrette                                                   1

                                                                 [PLAYCORE LOGO]

TRANSACTION BACKGROUND

     THE FOLLOWING PROVIDES BACKGROUND INFORMATION ON THE SALE OF PLAYCORE, INC. ("PLAYCORE" OR THE "COMPANY") TO CHARTWELL INVESTMENTS L.L.C. ("CHARTWELL") FOR $10.10 PER SHARE IN CASH (THE "SALE PRICE").


o    ON AUGUST 19, 1999, DLJ WAS ENGAGED BY PLAYCORE TO SELL THE COMPANY

o ON SEPTEMBER 20, 1999, THE COMPANY ANNOUNCED TO THE PUBLIC THAT DLJ HAD BEEN RETAINED TO EXPLORE THE POSSIBILITY OF A SALE

o DLJ WAS AUTHORIZED TO ADMINISTER A BROAD AUCTION PROCESS AND CONTACTED ONE-HUNDRED NINETEEN (119) POTENTIAL BUYERS

     This universe included 90 financial buyers and 29 strategic buyers

     - Of the parties contacted, 56 executed confidentiality agreements ("CA") (51 financial buyers and 5 strategic buyers) and received the Confidential Information Memorandum ("CIM")

o PLAYCORE EARNED $27.5 MILLION IN ADJUSTED EBITDA IN THE YEAR ENDED DECEMBER 31, 1999(1)

     The Company had estimated EBITDA of $29.1 million for the fiscal year

     -    $29.1 million was the figure provided in the CIM

o CHARTWELL HAS COMPLETED ITS DILIGENCE AND IS PREPARED TO ACQUIRE THE COMPANY AT $10.10 PER SHARE



(1) Adjusted EBITDA excludes the impact of the Hechingers bankruptcy and includes the full-year effects of the Heartland acquisition. Unless otherwise noted, adjusted (or pro forma) EBITDA is used throughout this document.


Donaldson, Lufkin & Jenrette                                                   2

                                                                 [PLAYCORE LOGO]


TRANSACTION BACKGROUND

     ADDITIONAL BACKGROUND INFORMATION ON THE SALE PROCESS IS PROVIDED BELOW.

o THIRTEEN (13) INTERESTED PARTIES SUBMITTED PRELIMINARY INDICATIONS OF INTEREST TO DLJ

     The thirteen parties were all financial buyers

     All strategic buyers declined to pursue the opportunity

     The preliminary bids were submitted based on the CIM and discussions with DLJ

o NINE INTERESTED PARTIES ATTENDED MANAGEMENT PRESENTATIONS AND WERE PROVIDED ACCESS TO THE DATA ROOM

o AT THE FINAL BID DATE, ONLY CHARTWELL AND FIRST ATLANTIC CAPITAL ("FIRST ATLANTIC") PRESENTED FINAL PROPOSALS TO ACQUIRE PLAYCORE

     Chartwell's offer was superior to First Atlantic's for the following reasons:

     -    Chartwell had completed substantially more due diligence

     - Chartwell provided firm commitment letters from senior and mezzanine sources

     -    Chartwell was willing to pursue a cash tender offer

o    ON FEBRUARY 18, PLAYCORE AND CHARTWELL ENTERED INTO A PERIOD OF EXCLUSIVITY


Donaldson, Lufkin & Jenrette                                                   3

                                                                 [PLAYCORE LOGO]


THE TRANSACTION

     THE TABLE BELOW ILLUSTRATES THE PROGRESS MADE ON SEVERAL KEY ISSUES SINCE THE JANUARY 14 PROPOSAL.


                                   JAN. 14, 2000 PROPOSAL                   CURRENT PROPOSAL
                                   ----------------------                   ----------------

--------------------------------------------------------------------------------------------------
 Value per share             $10.00                                $10.10

 Recapitalization            $4.2 rollover from GreenGrass         None

 Due Diligence               Indicated confirmatory due            Due diligence complete
                             diligence was necessary

 Financing                   Fully committed subject to            Fully committed
                             additional due diligence              - GE Capital - senior debt
                                                                   - Goldman Sachs Mezzanine Fund

 Contract                    Provided memo that mentioned          Negotiated definitive documents
                             material issues; no detailed
                             mark-up

 Agreements with             Requirement to close                  Agreed
 Management
--------------------------------------------------------------------------------------------------



Donaldson, Lufkin & Jenrette                                                   4

                                                                 [PLAYCORE LOGO]


THE TRANSACTION

     DLJ HAS BEEN ASKED BY PLAYCORE TO PROVIDE ITS OPINION AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE SHAREHOLDERS


o CHARTWELL INTENDS TO PAY $10.10 PER SHARE FOR ALL OF THE OUTSTANDING SHARES OF PLAYCORE

     This equates to an enterprise value of $187.1 million

o THE SALE PRICE REPRESENTS A PREMIUM TO CURRENT MARKET VALUE AND IMPLIES THE FOLLOWING MULTIPLES OF FY'99 FINANCIAL RESULTS


      FINANCIAL RESULTS                MULTIPLE
    -------------------------------------------

     FY (DECEMBER 31, 1999)

      Revenue                          1.0x

      EBITDA                           6.8x

      EBIT                             8.7x
    -------------------------------------------


o THE SALE PRICE FALLS WITHIN DLJ'S ESTIMATED VALUATION RANGE OF $180 MILLION TO $200 MILLION

o PLAYCORE AND CHARTWELL EXPECT TO EXECUTE A DEFINITIVE AGREEMENT ON APRIL 11, 2000

o CHARTWELL HAS AGREED TO COMMENCE A TENDER OFFER PROMPTLY AFTER THE EXECUTION OF THE DEFINITIVE AGREEMENT

o GREENGRASS CAPITAL LLC ("GREENGRASS") HAS AGREED TO TENDER ITS 6.77 MILLION SHARES, CONSTITUTING 59.4% OF FULLY DILUTED SHARES

     DLJ's full fairness opinion is included as an Exhibit to this presentation


Donaldson, Lufkin & Jenrette                                                   5

                                                                 [PLAYCORE LOGO]


     THE SALE PROCESS



Donaldson, Lufkin & Jenrette                                                   6

                                                                 [PLAYCORE LOGO]


CALENDAR AND KEY EVENTS

     OVERVIEW OF THE SALE OF PLAYCORE.


o  AUGUST 1999                     o  SEPTEMBER 1999                   o  NOVEMBER 1999                  o  NOVEMBER 1999

   DLJ engaged by PlayCore            Commence PlayCore calling effort    Receive preliminary               PlayCore management
                                         -  Distribute CAs and CIMs       indications of interest from      team delivers management
                                            to 56 parties                 13 parties                        presentations to
                                                                             -  Preliminary indications     9 parties
                                                                                within the range of
                                                                                PlayCore expectations

o  DECEMBER 1999                   o  DECEMBER 1999                    o  JANUARY 2000                   o  FEBRUARY 18, 2000

   DLJ receives revised bids from     Extensive due diligence and         Chartwell and * submit            PlayCore and Chartwell
   8 parties                          facility tours for 2 parties        final bid to acquire PlayCore     enter into exclusivity
                                         -  Chartwell and *                                                 agreement


o  FEBRUARY / MARCH 2000

   Confirmatory due diligence



Donaldson, Lufkin & Jenrette                                                   7

* The information is subject to confidentiality agreements.

                                                                 [PLAYCORE LOGO]


SUMMARY OF COMPANIES CONTACTED

     THE FOLLOWING TABLE SHOWS THE STRATEGIC AND FINANCIAL BUYERS THAT SIGNED A CA AND RECEIVED A CIM.


  SIGNED CA/RECEIVED BOOK
-----------------------------------------------------------------------------------------------------------------------------------
1        *                                       15       Chartwell Investments, Inc.        29       *

2        *                                       16       *                                  30       *

3        *                                       17       *                                  31       *

4        *                                       18       *                                  32       *

5        *                                       19       *                                  33       *

6        *                                       20       *                                  34       *

7        *                                       21       *                                  35       *

8        *                                       22       *                                  36       *

9        *                                       23       *                                  37       *

10       *                                       24       *                                  38       *

11       *                                       25       *                                  39       *

12       *                                       26       *                                  40       *

13       *                                       27       *                                  41       *

14       *                                       28       *                                  42       *
-----------------------------------------------------------------------------------------------------------------------------------

  SIGNED CA/RECEIVED BOOK
------------------------------------------
43       *

44       *

45       *

46       *

47       *

48       *

49       *

50       *

51       *

52       *

53       *

54       *

55       *

56       *
------------------------------------------


Donaldson, Lufkin & Jenrette                                                   8

* The information is subject to confidentiality agreements.

                                                                 [PLAYCORE LOGO]

     THE FOLLOWING TABLE SHOWS THE STRATEGIC AND FINANCIAL BUYERS THAT SUBMITTED BIDS FOR PLAYCORE.


  SUBMITTED PRELIMINARY BID                                  SUBMITTED FINAL BID
------------------------------------------------------------------------------------------
1.       *                                                 1.       Chartwell Investments

2.       *                                                 2.       *

3.       *

4.       *

5.       *

6.       *

7.       *

8.       *

9.       *

10.      *

11.      *

12.      *

13.      *
------------------------------------------------------------------------------------------



Donaldson, Lufkin & Jenrette                                                   9

     * The information is subject to confidentiality agreements.

                                                                 [PLAYCORE LOGO]


     PLAYCORE OVERVIEW



Donaldson, Lufkin & Jenrette                                                  10

                                                                 [PLAYCORE LOGO]


PLAYCORE OVERVIEW

     PLAYCORE IS THE WORLD'S LEADING SUPPLIER OF COMMERCIAL AND CONSUMER PLAY SYSTEMS AND BACKYARD WOODEN STORAGE PRODUCTS.


o PLAYCORE'S PRODUCTS INCLUDE PLAYSETS (AND RELATED ACCESSORIES) FOR BOTH COMMERCIAL AND CONSUMER MARKETS AND WOODEN STORAGE PRODUCTS (YARDBARNS) FOR BACKYARD STORAGE PRODUCTS.

o    PLAYCORE IS COMPRISED OF THREE DISTINCT DIVISIONS

     GameTime (1999 revenue - $84.7 million)

     -    Commercial playsets

     Swing-N-Slide (1999 revenue - $40.2 million)

     -    Consumer playsets (DIY) and OEM products to the playset market

     Heartland Industries (1999 revenue - $69.7 million)

     -    Outdoor wooden storage products and premium redwood playsets


Donaldson, Lufkin & Jenrette                                                  11

                                                                 [PLAYCORE LOGO]


PLAYCORE PRO FORMA FINANCIAL SUMMARY

     THE TABLE BELOW SHOWS PLAYCORE'S HISTORICAL PRO FORMA OPERATING RESULTS.


 ($ in millions)

                             1996          1997          1998        1999 (1)       CAGR %
                           --------      --------      --------      --------      --------
REVENUES

  GameTime                 $   50.2      $   60.0      $   74.5      $   84.7          19.0%

  Swing-N-Slide                41.9          36.4          40.3          40.2          (1.4)

  Heartland                    76.3          77.5          80.6          69.7          (3.0)
                           --------      --------      --------      --------      --------
TOTAL REVENUES             $  168.4      $  173.9      $  195.4      $  194.6           4.9%

   Growth %                    --             3.3          12.4          (0.4)
                           --------      --------      --------      --------      --------
EBITDA

  GameTime                 $    7.0      $   10.4      $   15.5          17.8          36.5%

  Swing-N-Slide                12.1           7.7           8.6           9.2          (8.7)

  Heartland                     2.2           1.6           1.9           3.0          10.9

  Corporate expense            (2.8)         (3.0)         (4.0)         (2.5)
                           --------      --------      --------      --------      --------
TOTAL EBITDA               $   18.5      $   16.7      $   22.0      $   27.5          14.1%

   Margin %                    11.0           9.6          11.3          14.1

   Growth %                    --            (9.7)         31.7          25.0
                           --------      --------      --------      --------      --------


(1) Pro forma adjustments exclude the impact of the Hechingers bankruptcy and include the full-year effects of the Heartland acquisition.


Donaldson, Lufkin & Jenrette                                                  12

                                                                 [PLAYCORE LOGO]


PLAYCORE  FINANCIAL SUMMARY

     THE TABLE BELOW SHOWS PLAYCORE'S PROJECTED OPERATING RESULTS AS PRESENTED IN THE CIM.


 ($ in millions)

                                    2000E       2001E       2002E
                                   -------     -------     -------

Revenues                           $ 223.6     $ 256.5     $ 290.2

   Growth %                           16.8        14.7        13.1
                                   -------     -------     -------
Cost of Goods Sold                   125.1       142.2       160.5
                                   -------     -------     -------
GROSS PROFIT                       $  98.5     $ 114.3     $ 129.7

   Gross Margin %                     44.1        44.6        44.7

Selling Expense                       42.5        48.1        53.6

General and Admin. Expense            25.6        29.1        32.7
                                   -------     -------     -------
EBIT                               $  27.7     $  34.4     $  40.7

   Margin %                           12.4        13.4        14.0
                                   -------     -------     -------
   Growth %                           19.4        24.6        18.3
                                   -------     -------     -------
Depreciation & Amortization        $   6.4     $   6.7     $   6.8
                                   -------     -------     -------
EBITDA                             $  34.1     $  41.1     $  47.5

   Margin %                           15.3        16.0        16.4

   Growth %                           17.2        20.9        15.6
                                   -------     -------     -------




Donaldson, Lufkin & Jenrette                                                  13

                                                                 [PLAYCORE LOGO]


      THE CHARTWELL PROPOSAL


Donaldson, Lufkin & Jenrette                                                  14

                                                                 [PLAYCORE LOGO]


THE CHARTWELL PROPOSAL


     THE KEY TERMS OF THE CHARTWELL PROPOSAL ARE SUMMARIZED IN THE TEXT BELOW.


o    THE SALE PRICE OF $10.10 PER SHARE

     This equates to an enterprise value of $187.1 million

o    CAPITALIZATION SUMMARY

                                  DRAWN                TOTAL
                                  ------               ------
 Revolving Credit Facility        $ 10.0               $ 30.0
 Term Loans A & B                   85.0                 85.0
 Mezzanine Loan                     30.0                 30.0
 Common Stock                       70.0                 70.0
                                  ------               ------
 Total Capitalization             $195.0               $215.0
                                  ======               ======


o THE SALE PRICE REPRESENTS A PREMIUM TO CURRENT MARKET VALUE AND IMPLIES THE FOLLOWING MULTIPLES OF '99 PRO FORMA AND '00 PROJECTED FINANCIAL RESULTS


      FINANCIAL RESULTS
      -----------------

                                       FY'99             FY'00E
                                       -----             ------

      Revenue                          1.0x              0.8x

      EBITDA                           6.8x              5.5x

      EBIT                             8.7x              6.8x
                                       ====              ====


Donaldson, Lufkin & Jenrette                                                  15

                                                                 [PLAYCORE LOGO]


KEY TRANSACTION TERMS

     KEY TRANSACTION TERMS ARE SUMMARIZED IN THE TABLE BELOW.


  TRANSACTION SPECIFICS
==================================================================================================================================
 Form of Transaction                              Stock Purchase / Tender offer with Second-step Merger
----------------------------------------------------------------------------------------------------------------------------------
 Form of Consideration / Accounting               Cash / Purchase
----------------------------------------------------------------------------------------------------------------------------------
 Tax Treatment                                    Taxable to stockholders
----------------------------------------------------------------------------------------------------------------------------------
 Purchase Price                                   $10.10 per share
----------------------------------------------------------------------------------------------------------------------------------
 Purchase Price Adjustments                       None
----------------------------------------------------------------------------------------------------------------------------------
 Break-up Fee                                     $2,300,000 plus transaction expenses of up to $2,500,000
----------------------------------------------------------------------------------------------------------------------------------
 No-Shop Provision                                Solicitation or initiation of discussions with a third party regarding an acquisition proposal is prohibited
----------------------------------------------------------------------------------------------------------------------------------
 Fiduciary Out                                    Fiduciary out on account of an un-solicited superior proposal
----------------------------------------------------------------------------------------------------------------------------------
 Material Adverse Change Out                      Buyer may terminate and require payment of expenses upon material adverse change
----------------------------------------------------------------------------------------------------------------------------------
 Expiration Date                                  Tender must close by May 19, 2000
----------------------------------------------------------------------------------------------------------------------------------
 Indemnification Provisions                       None - Buyer has purchased representation and warranty insurance
----------------------------------------------------------------------------------------------------------------------------------
 Survivability                                    Representations and warranties survive for purposes of insurance
----------------------------------------------------------------------------------------------------------------------------------
 Non-compete Agreement                            None
==================================================================================================================================


Donaldson, Lufkin & Jenrette                                                  16

                                                                 [PLAYCORE LOGO]


     VALUATION SUMMARY



Donaldson, Lufkin & Jenrette                                                  17

                                                                 [PLAYCORE LOGO]


OVERVIEW OF VALUATION

     IN VALUING PLAYCORE, DLJ CONSIDERED THE FOLLOWING QUANTITATIVE MEASURES.


o THE VALUATIONS OF THE PUBLICLY TRADED COMPANIES IN THE LEISURE AND OUTDOOR PRODUCTS MARKETS

o PRECEDENT M&A TRANSACTIONS - INCLUDING THOSE TRANSACTIONS COMPLETED BY THE COMPANY

o PLAYCORE'S RECENT FINANCIAL RESULTS AND MARGINS IN RELATION TO THE COMPARABLE UNIVERSE

o    LEVERAGED BUYOUT ANALYSIS

o    DISCOUNTED CASH FLOW ANALYSIS

o THE CHARTWELL OFFER REPRESENTS A 27.2% PREMIUM TO THE PRICE THE DAY BEFORE DLJ WAS ENGAGED, A 28.2% PREMIUM TO THE PRICE ON THE DAY BEFORE THE ANNOUNCEMENT THAT THE COMPANY HAD RETAINED DLJ AND A 36.9% PREMIUM TO CURRENT STOCK PRICE



Donaldson, Lufkin & Jenrette                                                  18

                                                                 [PLAYCORE LOGO]


PUBLICLY TRADED COMPARABLES

     DLJ HAS ANALYZED THE CURRENT TRADING MULTIPLES OF SELECTED RECREATION / LEISURE PRODUCTS COMPANIES; NONE OF WHICH ARE DIRECTLY COMPARABLE TO THE COMPANY.


VALUATION MULTIPLES
($ in millions, except per share amounts)

                                           PRICE     EQUITY           (PRICE / EPS)(1)(3)          BOOK    ENTERPRISE
                                                                  ----------------------------
COMPARABLE COMPANIES                      3/27/00    VALUE        LTM        CY1999     CY2000    VALUE      VALUE
=====================================================================================================================
BRUNSWICK CORP (BC)                       $  19.50   $1,790.4       8.3x      47.6x       7.2x   $1,300.2   $2,419.8
K2 INC (KTO)                                  7.63     136.49       0.2x      15.3x       7.0x     212.30     266.91
CANNONDALE CORP (BIKE)                        7.66      57.43      24.4x       9.9x       8.3x      73.89     123.93
FIRST YEARS INC (KIDD)                        7.13      71.21       8.7x       8.0x       7.1x      53.91      57.32
ESCALADE INC (ESCA)                          16.50      49.01       7.2x         NM         NM      26.40      62.17
KOALA CORP (KARE)                            14.13      95.82      15.6x      17.4x      14.4x      30.33     109.62
SAFETY FIRST INC (SAFT)                      10.44      88.70       5.8x      16.3x      12.3x                142.30

                                        AVERAGE                     9.1x      14.7x       8.7x
                                        HIGH                       24.4       47.6       14.4
                                        LOW                         0.2        8.0        7.0

PLAYCORE INC. (PCO)- at offer price       $  10.10   $  114.1       9.0x       9.0x       6.8x              $  187.1
PLAYCORE INC. (PCO)- at current price     $   7.38   $   83.4       6.6x       6.6x       5.0x              $  156.4
PLAYCORE INC. (PCO)-August 19, 1999 (2)   $   7.94   $   89.7       9.3x       7.1x       5.4x              $  170.1
=====================================================================================================================

                                            ENTERPRISE VALUE / LTM
                                          --------------------------
COMPARABLE COMPANIES                      SALES     EBITDA      EBIT
====================================================================
BRUNSWICK CORP (BC)                       0.6x       4.2x       6.0x
K2 INC (KTO)                              0.4x       5.8x       7.9x
CANNONDALE CORP (BIKE)                    0.8x      10.9x      20.5x
FIRST YEARS INC (KIDD)                    0.4x       3.8x       4.3x
ESCALADE INC (ESCA)                       0.7x       4.0x       5.1x
KOALA CORP (KARE)                         3.0x       9.1x      11.4x
SAFETY FIRST INC (SAFT)                   0.7x       5.9x       5.0x

                                 AVERAGE  0.6x       5.8x       7.1x
                                 HIGH     3.0       10.9       20.5
                                 LOW      0.4        3.8        4.3

PLAYCORE INC. (PCO)- at offer price       1.0x       6.8x       8.7x
PLAYCORE INC. (PCO)- at current price     0.8x       5.7x       7.3x
PLAYCORE INC. (PCO)-August 19, 1999 (2)   1.2x       7.0x       8.5x
====================================================================

Note: Figures have been adjusted to exclude unusual and nonrecurring items.
      Averages exclude high and low.
(1)  EPS estimates as reported by First Call.
(2) Multiples reflect the LTM June, 1999 data and exclude the impact of Hechingers and include the full year effect of Heartland.
(3)  Adjusted EPS for PlayCore.



Donaldson, Lufkin & Jenrette                                                  19

                                                                 [PLAYCORE LOGO]


PUBLICLY TRADED COMPARABLES

     THE FOLLOWING ANALYSIS COMPARES CERTAIN FINANCIAL STATISTICS OF PUBLIC COMPARABLES WITH PLAYCORE.


OPERATING STATISTICS
($ in millions)

                                             REVENUES                   LTM MARGINS
                                      ----------------------       ---------------------
     COMPARABLE COMPANIES               LTM        3 YR CAGR        EBITDA        EBIT
========================================================================================
BRUNSWICK CORP (BC)                   $4,283.8          8.2%         13.3%          9.5%
K2 INC (KTO)                             594.0          1.4%          7.7%          5.7%
CANNONDALE CORP (BIKE)                   163.9          4.3%          7.0%          3.7%
FIRST YEARS INC (KIDD)                   133.1          4.9%         11.2%         10.0%
ESCALADE INC (ESCA)                       85.0          1.2%         18.2%         14.5%
KOALA CORP (KARE)                         37.1         65.1%         32.3%         25.8%
SAFETY FIRST INC (SAFT)                  194.6         22.7%         12.3%         14.7%

                         MEDIAN       $  163.9          4.9%         12.3%         10.0%
                         HIGH          4,283.8         65.1          32.3          25.8
                         LOW              37.1          1.2           7.0           3.7
PLAYCORE, INC (PCO)                   $  194.6         47.5%         14.1%         11.1%
========================================================================================

Note: Figures have been adjusted to exclude unusual and nonrecurring items.



Donaldson, Lufkin & Jenrette                                                  20

                                                                 [PLAYCORE LOGO]


COMPARABLE M&A TRANSACTIONS

     THE FOLLOWING M&A TRANSACTIONS WERE ANALYZED BY DLJ.


($ in millions)                                                                                               ENTERPRISE VALUE /
                                                                                                           ------------------------
                                                                                                ENTERPRISE   LTM      LTM     LTM
ANN. DATE       TARGET / ACQUIROR                TARGET DESCRIPTION                                VALUE   REVENUES  EBITDA   EBIT
===================================================================================================================================
06/29/98        True Temper Sports/              Leading manufacturer of golf club shafts           $206.4    2.3x    9.1x    10.8x
                Cornerstone Equity Investors     both domestically and worldwide. Products
                                                 include tubular components for other
                                                 recreational markets.

-----------------------------------------------------------------------------------------------------------------------------------
04/10/97        ERO Inc./                        Company markets slumber products, water            $203.6    1.3x    7.3x     9.4x
                Hedstrom Corp.                   sports products, back to school products and
                                                 children's activities, arts and crafts products.

-----------------------------------------------------------------------------------------------------------------------------------
                                                 AVERAGE                                                      1.8X    8.2X    10.1X

PLAYCORE DEALS
-----------------------------------------------------------------------------------------------------------------------------------
03/13/97        Game Time Inc./                  Company designs, markets and sells commercial      $ 27.0    0.5x    3.9x     4.7x
                Swing N Slide Corp.              outdoor park and playground equipment.

-----------------------------------------------------------------------------------------------------------------------------------
02/16/99        Heartland Industries, Inc./      Company designs, markets and sells yard barns      $ 13.3    0.2x    7.0x    14.8x
                PlayCore, Inc.                   for the consumer market.

-----------------------------------------------------------------------------------------------------------------------------------
02/15/96        Swing N Slide Corp./             Company designs, markets and sells consumer (DIY)  $ 46.6    1.0x    3.5x     4.2x
                GreenGrass Holdings (1)          outdoor park and playground equipment.

-----------------------------------------------------------------------------------------------------------------------------------
                                                 AVERAGE (PLAYCORE TRANSACTIONS)                              0.6x    4.8x     7.9x
                                                 ----------------------------------------------------------------------------------
                                                 AVERAGE (ALL TRANSACTIONS)                                   1.1x    6.2x     8.8x
                                                 HIGH (ALL TRANSACTIONS)                                      2.3     9.1     14.8
                                                 LOW (ALL TRANSACTIONS)                                       0.2     3.5      4.2

                                                 PLAYCORE AT OFFER PRICE                            $187.1    1.0x    6.8x     8.7x
===================================================================================================================================

(1)  Assumes that GreenGrass acquired 100% of outstanding stock.


Donaldson, Lufkin & Jenrette                                                  21

                                                                 [PLAYCORE LOGO]


LEVERAGED BUYOUT ANALYSIS

     THE TABLES BELOW SUMMARIZE KEY ASPECTS OF A LEVERAGED BUYOUT MODEL USING CHARTWELL'S PROPOSED CAPITAL STRUCTURE.


o THE MODEL USES THE MANAGEMENT FORECAST (WHICH WAS INCLUDED IN THE CIM) FOR YEARS 2000-2002 AND ASSUMES 5% REVENUE GROWTH THEREAFTER WITH STABLE MARGINS

($ in millions, except multiples)

SOURCES                                      USES
============================                 =====================================================
Excess Cash         $    7.4                 Purchase Price - Common                      $  114.1
Revolver                10.0                 Transaction Expenses                             10.0
Term Loans              85.0                 Refinance Short Term Debt                         9.1
Mezzanine               30.0                 Refinance Long Term Debt                         71.3
Common                  72.1
----------------------------                 -----------------------------------------------------
  Total Sources     $  204.5                   Total Uses                                 $  204.5
============================                 =====================================================


                           FINANCIAL SPONSOR RETURN
                               % OF FD EQUITY
                           ------------------------
                                  90.0%
IMPLIED
 EBITDA             5.5x         21.6%
  EXIT              6.0x         24.4%
MULTIPLE            6.5x         27.0%


COVERAGE RATIOS                       PRO FORMA
---------------                       ---------
                                           1999
                                           ----
EBITDA /
Cash Interest Expense ..............      1.87x
Long-Term Debt less Cash /
EBITDA .............................      4.55x


(1)  Sponsor returns assume incentive options of 10% of fully diluted equity.


Donaldson, Lufkin & Jenrette                                                  22

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DISCOUNTED CASH FLOW ANALYSIS

     DLJ HAS CONDUCTED A PRESENT VALUE ANALYSIS BASED ON MANAGEMENT'S FORECAST.

o THE MODEL USES THE MANAGEMENT FORECAST (WHICH WAS INCLUDED IN THE CIM) FOR YEARS 2000-2002 AND ASSUMES 5% REVENUE GROWTH THEREAFTER WITH STABLE MARGINS

o    DLJ made the following key assumptions

     Discount rate range: 13% - 17%

     -    This discount rate range reflects the following:

          o    Potential impact of a recession on the business

          o Lack of historical growth when compared to the management forecast

          o    Variability of actual Company performance versus plan in 1999

     Terminal value - based on 5.5x - 6.5x EBITDA; this is consistent with the historical valuations of the Company


Donaldson, Lufkin & Jenrette                                                  23

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
                             DCF SENSITIVITY ANALYSIS: IMPLIED ENTERPRISE VALUE (1)
                        ---------------------------------------------------------------
                                     WEIGHTED AVERAGE COST OF CAPITAL (WACC)
                        ---------------------------------------------------------------
                                  13.0%       14.0%       15.0%       16.0%       17.0%
                        ---------------------------------------------------------------
      IMPLIED
       EBITDA    5.5x            205.1       196.8       188.9       181.4       174.2
EXIT MULTIPLE    6.0x            219.3       210.4       201.9       193.8       186.2
                 6.5x            233.5       223.9       214.9       206.3       198.1
                        ---------------------------------------------------------------

                            DCF SENSITIVITY ANALYSIS: IMPLIED EQUITY VALUE PER SHARE
                        ---------------------------------------------------------------
                                     WEIGHTED AVERAGE COST OF CAPITAL (WACC)
                        ---------------------------------------------------------------
                                  13.0%       14.0%       15.0%       16.0%       17.0%
                        ---------------------------------------------------------------
      IMPLIED
       SHARE     5.5x            11.69       10.96       10.26        9.59        8.96
        VALUE    6.0x            12.95       12.16       11.41       10.69       10.01
                 6.5x            14.20       13.36       12.56       11.79       11.07
                        ---------------------------------------------------------------

(1)  Less estimated transaction expenses of $10.0 million



Donaldson, Lufkin & Jenrette                                                  24

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      APPENDIX




Donaldson, Lufkin & Jenrette                                                  25

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PUBLICLY TRADED COMPARABLES

     BRIEF DESCRIPTIONS OF THE PUBLIC COMPARABLES ARE LISTED BELOW.


                                                            ------------------------------------------------------------------------
                            COMPANY                                                     BUSINESS DESCRIPTION
====================================================================================================================================
 Brunswick Corp.                                            Brunswick Corp. makes outboard motors, stern-drives and inboard engines and replacement parts; makes boats and boat trailers and marine accessories; makes and sells products for the bowling, fishing, biking and camping industries; and operates bowling recreation centers.

 K2 Inc.                                                    K2 Inc. designs, makes and sells a diversified line of brand name sporting goods which include K2 and Olin alpine skis, K2 snowboards and in-line skates, Shakespeare fishing rods, and ProFlex mountain bikes;
                                                            and apparel and other recreational products. It also supplies industrial products.

 Cannondale Corp.                                           Cannondale Corp. makes and distributes bicycles and bicycling accessories and equipment.

 First Years Inc.                                           First Years Inc. develops products for infants and toddlers, including nursing equipment, training seats, feeding equipment, educational playthings, teethers and pacifiers, rattles and novelties, bibs, machine-washable toys, electronic toys, and bathtub playthings.

 Safety First                                               Safety 1st, Inc. develops, markets and distributes child safety and child care, convenience and activity products and a line of home security products. Co.'s juvenile products are designed to enhance the safety of, or to be used by, newborns to children five years of age.

 Escalade, Inc.                                             Escalade, Inc. makes and sells sporting goods mainly under the
                                                            Indian and Harvard brand names; and produces and sells office and graphic arts products mainly under the Martin Yale and Master Products brand name and the Premier trademark.

 Koala Corp.                                                Koala Corp. develops, designs, makes and sells infant and child protection products for use in commercial, institutional, and recreational settings. Primary product is the Koala Bear Kare Baby
                                                            Changing Station, designed to be mounted in restrooms, either over commodes or in the wash area.
====================================================================================================================================



Donaldson, Lufkin & Jenrette                                                  26